GENERAL DATACOMM INDUSTRIES, INC.
                     ANNOUNCES REVERSE SPLIT OF COMMON STOCK

NAUGATUCK, Conn., September 16, 2003--General DataComm Industries, Inc. ("GDC") today announced that it emerged from bankruptcy on September 15, 2003, the effective date of the plan of reorganization. The bankruptcy court had previously approved the Company's plan of reorganization on August 5, 2003.

As part of the plan of reorganization, effective September 16, 2003 there will be a one-for-ten reverse split of the Common Stock and Class B stock. Certificates for shares of GDC existing Common Stock must be surrendered in order for stockholders to receive new certificates for its Common Stock ("New Common Stock Certificates") at a ratio of one (1) share for every ten (10) shares of existing Common Stock. No fractional shares will be issued and instead cash will be paid for fractional shares. Accordingly, a shareholder owning less than 10 shares of existing Common Stock as of that date will receive no shares of new Common Stock.

The issuance and distribution of shares of New Common Stock Certificates, which will be processed by the Company's transfer agent, American Stock Transfer & Trust Company, will take place as soon as possible after September 16, 2003. The transfer agent will mail letters of transmittal to stockholders of record who must return their old Common Stock certificates with the executed letter of transmittal in order to receive New Common Stock Certificates. The same procedure will apply to the Company's Class B stock, which is not publicly traded.

The Common Stock has ceased to be quoted on the Pink Sheets under the symbol GDIIQ, and GDC's Common Stock will now be quoted on both the Over-The-Counter Bulletin Board ("OTCBB") and the Pink Sheets under the new ticker symbol, GNRD.

Immediately following the effective date of the plan of reorganization, there will be approximately 3.2 million shares of Common Stock outstanding and approximately 200,000 shares of Class B Stock outstanding. This reduction in outstanding shares substantially reduces the public float of the Common Stock and may adversely affect the liquidity (or the ability of investors to purchase or sell quickly) and market price of the Common Stock. In addition, the occurrence of sales of a significant number of shares of Common Stock, or the perception that these sales could occur, may adversely affect the stock price.

From time to time, the Company may publish forward-looking statements relative to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.

                                     (over)

This press release will be distributed to holders of Common Stock with the letters of transmittal and may be deemed to contain forward-looking statements and other projections within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company assumes no obligations to update or revise any such forward-looking statements. Such statements could be subject to risk and uncertainty that exist in the operations of the Company and the business environment that could render actual outcomes and results materially different from those predicted. These risks and uncertainties include, without limitation and in no particular order, the following factors as well as risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission:

     1. inability to maintain sufficient liquidity to finance the Company's operations;
     2.  inability to implement the plan of reorganization;
     3. general economic and global factors including, but not limited to, changes in interest rates, foreign currency translation rates, war, terrorist acts, and cyclical or other downturns;
     4.  inability to realize proceeds from the sale of non-core assets;
     5.  inability to retain qualified technical and other employees;
     6.  technological advances that may obsolete the Company's existing products;
     7. inability to develop new products on schedule and achieve market acceptance;
     8. inability to arrange outsource manufacturing to accommodate increasing production levels;
     9. cost and availability of raw materials, labor and natural and other resources;
    10.  domestic and foreign competition;
    11.  domestic and foreign governmental regulations and trade policies;
    12.  reliance on major customers and expansion into new markets;
    13. inability to achieve cost reductions through consolidation and restructuring;
    14. inability to obtain financing in the future on favorable terms or to obtain amendments or waivers with respect to non-compliance with certain covenants in loan agreements;
    15.  the adverse impact of the Company's previous filing under Chapter 11 of
         the   Bankruptcy   Code  on  the   Company's   customer   and  supplier
         relationships, including less favorable trade credit.

                             About General DataComm

General DataComm develops and evolves smart solutions that maximize the use of current infrastructure, reduce the cost of ownership and increase revenues by providing concurrent IP and traditional voice and data solutions for managed NEBS-compliant and Enterprise environments.


Contact:  bill.henry@gdc.com
Phone:    (203) 729-0271

Website:  www.gdc.com
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